Exhibit 10.27

HEALTH MANAGEMENT ASSOCIATES, INC.

1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

AWARD NOTICE

Grantee:	Gary D. Newsome
Type of Awards:	Deferred Stock Award
Number of Shares:	500,000
Date of Grant:	December 2, 2008

1. Grant of Deferred Stock. This Award Notice serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of Health Management Associates, Inc. (“HMA”) hereby grants to you, under HMA’s 1996 Executive Incentive Compensation Plan (the “Plan”), a deferred stock award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, for the number of shares of HMA’s Class A Common Stock, par value $.01 per share (the “Common Stock”) set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from HMA’s Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used and not defined in this Award Notice are defined in the Plan.

2. Vesting. Subject to the terms set forth in this Award Notice and the Plan, the Award will vest as follows: all shares vest on January 2, 2009.

3. Effect of Change In Control. Upon the occurrence of a Change In Control of HMA, your rights will be determined in accordance with Section 9 of the Plan.

4. Nature of Award. The Award will initially be evidenced by book-entry registration only, without the issuance of a certificate representing the shares of Common Stock underlying the Award. Until vested in accordance with Section 2, the Award constitutes the Company’s unfunded and unsecured promise to issue shares of Common Stock to you on a future date. You agree to repay the Company the value of the Stock Award if you are removed from your position as President and CEO for cause prior to December 31, 2009.

5. Issuance of Shares. Subject to Section 9 of this Award Notice, upon the vesting of any shares of this Award pursuant to this Award Notice, HMA shall issue a certificate representing such vested shares of Common Stock as promptly as practicable following the date of vesting. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

6. Nonassignability. The Award and the shares of Common Stock underlying the Award may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, hypothecated, margined or otherwise encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Securities Exchange Act of 1934, as amended.

7. Rights as a Stockholder; No Dividend Equivalents. Prior to the vesting of the shares of Common Stock awarded under this Award Notice, you will not have any of the rights of a stockholder with respect to the shares of Common Stock so awarded. Without limiting the foregoing, you will have no right to receive dividends, if any, as may be declared on such shares from time to time or the right to vote (in person or by proxy) such shares at any meeting of stockholders of HMA. No “Dividend Equivalents” (as that term is defined in the Plan) shall be paid with respect to the Common Stock underlying this Award.

8. Rights of HMA and Subsidiaries. This Award Notice does not affect the right of HMA or any of its subsidiaries to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefore, dissolve or liquidate, or sell or transfer any part of its assets or business.

9. Restrictions on Issuance of Shares. If at any time HMA determines that the listing, registration or qualification of the shares of Common Stock underlying the Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested shares of Common Stock under this Award Notice, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to HMA.

10. Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

11. Amendment. Except as otherwise provided by the Plan, HMA may only alter, amend or terminate this Award with your consent.

12. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and HMA regarding the deferred stock award granted by this Award Notice and that this Award Notice and the Plan supercede all prior oral and written agreements on that subject.

Dated:	December 8, 2008

/s/ Gary D. Newsome
Gary D. Newsome

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